Exhibit 99.1 news release

Ovintiv Announces Results of Annual Meeting

DENVER, May 5, 2022 – Ovintiv Inc. (NYSE, TSX: OVV; the “Company”) today announced that the following matters, as further described in the Company’s Proxy Statement filed on March 23, 2022 (the “Proxy Statement”), were voted upon at its 2022 Annual Meeting of Shareholders held on May 4, 2022.

Election of Directors

Each nominee listed in the Proxy Statement was elected as a director of the Company. The results of the vote by ballot were as follows:

Name of Nominee	Votes For	Percent	Votes Against	Percent
Peter A. Dea	181,052,519	97.67%	4,308,495	2.32%
Meg A. Gentle	185,064,734	99.32%	1,257,914	0.67%
Howard J. Mayson	185,666,639	99.64%	659,123	0.35%
Brendan M. McCracken	185,712,436	99.67%	614,527	0.32%
Lee A. McIntire	183,360,724	98.40%	2,964,280	1.59%
Katherine L. Minyard	185,471,660	99.54%	856,324	0.45%
Steven W. Nance	185,628,545	99.62%	693,631	0.37%
Suzanne P. Nimocks	181,941,295	97.64%	4,386,577	2.35%
George L. Pita	184,924,251	99.25%	1,396,304	0.74%
Thomas G. Ricks	183,234,525	98.34%	3,085,321	1.65%
Brian G. Shaw	185,057,328	99.31%	1,268,537	0.68%
Bruce G. Waterman	183,560,190	98.51%	2,766,228	1.48%

Advisory Vote to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote for the compensation of the Company’s named executive officers were as follows:

Votes For	Percent	Votes Against	Percent
182,065,279	97.78%	4,123,657	2.21%

Increase Share Reserve of Omnibus Incentive Plan

The results for the increase share reserve of the Omnibus Incentive Plan were as follows:

Votes For	Percent	Votes Against	Percent
181,330,791	97.35%	4,922,022	2.64%

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Ratify PricewaterhouseCoopers LLP as Independent Auditors

The results for the ratification of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent auditors were as follows:

Votes For	Percent	Votes Against	Percent
202,015,794	97.60%	4,965,334	2.39%

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

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